Promissory  Note
Part  1.  Names     December 30  ,2003

Borrower;
Network  Installation  Corp  18  Technology  Dr.  Irvine,  California  92618

Lender:
Michael  Cummings
60  Calle  Gazapo
Rancho  Santa  Margarita,  Ca  92688

In this promissory note, the term Borrower refers to one or more borrowers. If there is more than one borrower, they agree to be jointly and severally liable. The term Lender refers to any person who legally holds this note, including a buyer in due course.

Part  2.  Promise  to  Pay
For value received, Borrower promises to pay Lender Eighty-Seven Thousand six hundred ninety-one Dollars ($87,691) as specified below.

Part  3.  Payment  Date
Borrower  will  pay  the  entire amount of principal on or before June 15, 2005.

Part  4.  Prepayment
Borrower  may  prepay  all  or  any  part  of  the  principal  without  penalty.

Part  5.  Security
This  is  an  unsecured  note.

Part  6.  Collection  Costs
If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable-

Part  7.  Disputes
If a dispute arises, the parties will try in good faith to settle it through mediation. The parties will share the costs of the mediator equally. Each party will cooperate folly and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by Orange County Arbitrator. The arbitrator will allocate costs of arbitration, including lawyers' fees

Signature  of  Borrower


By: /s/ Michael Cummings.
     Network  Installation  Corp  Signature  of  Borrower